Exhibit 10.1

February 6, 2019

Monocle Acquisition Corporation

750 Lexington Avenue, Suite 1501

New York, NY 10022

Re: Initial Public Offering

Ladies and Gentlemen:

This letter (this “Letter Agreement”) is being delivered to you in accordance with the Underwriting Agreement (the “Underwriting Agreement”) to be entered into by and between Monocle Acquisition Corporation, a Delaware corporation (the “Company”), and Cowen and Company, LLC, as representative (the “Representative”) of the several underwriters (each, an “Underwriter” and collectively, the “Underwriters”), relating to an underwritten initial public offering (the “Public Offering”), of 17,250,000 of the Company’s units (including up to 2,250,000 units that may be purchased to cover over-allotments, if any) (each, a “Unit”), each Unit comprised of one share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and one redeemable warrant (each, a “Warrant”). Each Warrant entitles the holder thereof to purchase one share of Common Stock at a price of $11.50 per share, subject to adjustment. The Units shall be sold in the Public Offering pursuant to a registration statement on Form S-1 and prospectus (the “Prospectus”) filed by the Company with the Securities and Exchange Commission (the “Commission”) and the Company shall apply to have the Units listed on the Nasdaq Capital Market. Certain capitalized terms used herein are defined in paragraph 11 hereof.

In order to induce the Company and the Underwriters to enter into the Underwriting Agreement and to proceed with the Public Offering and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Monocle Partners, LLC (the “Sponsor”), Cowen Investments II LLC (“Cowen”) and each of the undersigned individuals, each of whom is a member of the Company’s board of directors and/or management team (each such other undersigned individual, an “Insider” and collectively, the “Insiders”), hereby agrees with the Company as follows:

1.            The Sponsor, Cowen and each Insider agrees that (a) if the Company seeks stockholder approval of a proposed Business Combination, then in connection with such proposed Business Combination, it, he or she shall (i) vote any shares of Common Stock owned by it, him or her in favor of any proposed Business Combination and (ii) not redeem any shares of Common Stock owned by it, him or her in connection with such stockholder approval; and (b) if the Company engages in a tender offer in connection with a proposed Business Combination, it, he or she shall not sell any shares of Common Stock to the Company in connection therewith.

2.            The Sponsor, Cowen and each Insider hereby agrees that in the event that the Company fails to consummate a Business Combination within 21 months from the date of the closing of the Public Offering or, in the event that the Company extends the period of time to consummate a Business Combination by an additional three months in accordance with the Company’s amended and restated certificate of incorporation (the “Certificate of Incorporation”), within 24 months from the date of the closing of the Public Offering (the latest such date being referred to as the “Termination Date”), or such longer period approved by the Company’s stockholders in accordance with the Certificate of Incorporation, the Sponsor, Cowen and each Insider shall take all reasonable steps to cause the Company to (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than 10 business days thereafter, subject to lawfully available funds therefor, redeem 100% of the Common Stock sold as part of the Units in the Public Offering (the “Offering Shares”), at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes (which interest shall be net of taxes payable and less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Offering Shares, which redemption will completely extinguish all Public Stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and other requirements of applicable law. The Sponsor, Cowen, and each Insider agree not to propose any amendment to the Certificate of Incorporation that would affect the substance or timing of the Company’s obligation to redeem 100% of the Offering Shares if the Company does not complete a Business Combination by the Termination Date, unless the Company provides its Public Stockholders with the opportunity to redeem their Offering Shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (which interest shall be net of taxes payable) earned on the funds in the Trust Account divided by the number of then outstanding Offering Shares.

The Sponsor, Cowen and each Insider acknowledges that it, he or she has no right, title, interest or claim of any kind in or to any monies held in the Trust Account or any other asset of the Company as a result of any liquidation of the Company with respect to the Founder Shares held by it, him or her, provided, that the foregoing waiver shall not apply with respect to liquidating distributions from the Trust Account made in connection with any Offering Shares purchased by the undersigned or its Affiliates during the Public Offering or on the open market after the completion of the Public Offering if the Company fails to complete a Business Combination by the Termination Date. The Sponsor, Cowen and each Insider hereby further waives, with respect to any shares of Common Stock held by it, him or her, if any, any redemption rights it, he or she may have in connection with the consummation of a Business Combination, including, without limitation, any such rights available in the context of a stockholder vote to approve such Business Combination or in the context of a tender offer made by the Company to purchase shares of Common Stock (although the Sponsor, Cowen, the Insiders and their respective affiliates shall be entitled to redemption and liquidation rights with respect to any Offering Shares it or they hold if the Company fails to consummate a Business Combination by the Termination Date).

3.            Without limiting Cowen’s obligations under paragraph 7 hereof, during the period commencing on the effective date of the Underwriting Agreement and ending 180 days after such date, Cowen shall not sell, transfer, assign, pledge or hypothecate any of its Founder Shares or Private Units (or any securities underlying the Private Units, including the shares of Common Stock and Warrants included in the Private Units and the shares of Common Stock underlying the Warrants included in the Private Units), or subject any of such securities to any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of such securities, except as provided in FINRA Rule 5110(g)(2). Notwithstanding the provisions set forth in paragraphs 7(a) and (b) below, during the period commencing on the effective date of the Underwriting Agreement and ending 180 days after such date, the Sponsor, Cowen and each Insider shall not, without the prior written consent of the Representative, (i) offer, sell, contract to sell, hypothecate, pledge or grant any option to purchase or otherwise dispose of (or enter into any transaction that is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise)), directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Commission promulgated thereunder, with respect to, any Units, shares of Common Stock, Warrants or any securities convertible into, or exercisable, or exchangeable for, Common Stock, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Units, shares of Common Stock, Warrants or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock owned by it, him or her, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) publicly announce an intention to effect any such transaction. Each of the Sponsor and the Insiders acknowledges and agrees that, prior to the effective date of any release or waiver, of the restrictions set forth in this paragraph 3 or paragraph 7 below, the Company shall announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (i) the release or waiver is effected solely to permit a transfer of securities that is not for consideration and (ii) the transferee has agreed in writing to be bound by the same terms described in this Letter Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

2

4.            In the event of the liquidation of the Trust Account, the Sponsor (which for purposes of clarification shall not extend to any other shareholders, members or managers of the Sponsor) agrees to indemnify and hold harmless the Company against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) to which the Company may become subject as a result of any claim by (i) any third party (other than the Company’s independent accountants) for services rendered or products sold to the Company or (ii) a prospective target business with which the Company has discussed entering into a transaction agreement (a “Target”); provided, however, that such indemnification of the Company by the Sponsor shall apply only to the extent necessary to ensure that such claims by a third party for services rendered (other than the Company’s independent public accountants) or products sold to the Company or a Target do not reduce the amount of funds in the Trust Account to below (i) $10.10 per share of the Offering Shares or (ii) such lesser amount per share of the Offering Shares held in the Trust Account due to reductions in the value of the trust assets as of the date of the liquidation of the Trust Account, in each case, net of the amount of interest earned on the property in the Trust Account which may be withdrawn to pay taxes (less up to $100,000 of interest to pay dissolution expenses), except as to any claims by a third party (including a Target) who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under the Company’s indemnity of the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. In the event that any such executed waiver is deemed to be unenforceable against such third party, the Sponsor shall not be responsible to the extent of any liability for such third party claims. The Sponsor shall have the right to defend against any such claim with counsel of its choice reasonably satisfactory to the Company if, within 15 days following written receipt of notice of the claim to the Sponsor, the Sponsor notifies the Company in writing that it shall undertake such defense.

5.            (a) To the extent that the Underwriters do not exercise their option to purchase up to an additional 2,250,000 Units to cover over-allotments within 45 days from the date of the Prospectus (and as further described in the Prospectus), the Sponsor and Cowen agree to forfeit, at no cost, a number of Founder Shares in the aggregate equal to the product of 527,344, in the case of the Sponsor, or 35,156 in the case of Cowen, multiplied by a fraction, (i) the numerator of which is 2,250,000 minus the number of Units purchased by the Underwriters upon the exercise of their option to purchase additional Units, and (ii) the denominator of which is 2,250,000. The forfeiture will be adjusted to the extent that the over-allotment option is not exercised in full by the Underwriters so that the Initial Stockholders will own an aggregate of 20.0% of the Company’s issued and outstanding shares of Common Stock after the Public Offering (excluding shares of Common Stock included in the Private Units and assuming no Initial Stockholder purchases units in the Public Offering).

(b) If, in connection with the closing of a Business Combination, the Sponsor agrees to forfeit any Founder Shares or Private Units to the Company at no cost or subject its Founder Shares or Private Units to contractual terms or restrictions, convert its Founder Shares into other securities or contractual rights or otherwise modify the terms of its Founder Shares or Private Units (each a “Sponsor Modification”), then Cowen agrees to forfeit, subject, convert or modify its Founder Shares or Private Units on a pro rata basis and on the same terms as the Sponsor, and hereby grants to the Company and any representative designated by the Company without further action by Cowen a limited irrevocable power of attorney to effect such forfeiture or Sponsor Modification on behalf of Cowen, which power of attorney shall be deemed to be coupled with an interest.

6.            (a) Each Insider agrees not to participate in the formation of, or become an officer or director of, any other special purpose acquisition company with a class of securities registered under the Exchange Act until the Company has (i) entered into a definitive agreement regarding its initial Business Combination or (ii) failed to complete a Business Combination by the Termination Date.

(b) The Sponsor, Cowen and each Insider hereby agrees and acknowledges that: (i) the Underwriters and the Company would be irreparably injured in the event of a breach by such Sponsor or an Insider of its, his or her obligations under paragraphs 1, 2, 3, 4, 5, 6(a), 7(a), 7(b), and 9 of this Letter Agreement (ii) monetary damages may not be an adequate remedy for such breach and (iii) the non-breaching party shall be entitled to injunctive relief, in addition to any other remedy that such party may have in law or in equity, in the event of such breach.

7.            (a) The Sponsor, Cowen and each Insider agrees that it, he or she shall not Transfer any Founder Shares or Private Units (or any securities underlying the Private Units, including the shares of Common Stock and Warrants included in the Private Units and the shares of Common Stock underlying the Warrants included in the Private Units) (collectively, the “Securities”) until the earlier of (A) one year after the completion of the Company’s initial Business Combination and (B) subsequent to the Business Combination, (x) if the last reported sale price of the Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Company’s initial Business Combination or (y) the date on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property (the “Founder Shares Lock-up Period”).

3

(b) Notwithstanding the provisions set forth in paragraph 7(a), Transfers of the Securities that are held by the Sponsor, Cowen, any Insider or any of their permitted transferees (that have complied with this paragraph 7(b)), are permitted (i) to any persons (including their affiliates and members) participating in the private placement of the Private Units; (ii) to the Founders or any of the Company’s officers, directors and employees; (iii) in the case of an entity, as a distribution to its partners, stockholders or members upon liquidation; (iv) in the case of an individual, by bona fide gift to a member of the individual’s immediate family, to a trust, the beneficiary of which is a member of the individual’s immediate family, or for estate planning purposes; (v) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (vi) in the case of an individual, pursuant to a qualified domestic relations order; (vii) by pledges to secure obligations incurred in connection with purchases of the Company’s securities; (viii) by private sales or transfers made in connection with the consummation of the Company’s initial Business Combination at prices no greater than the price at which the applicable securities were originally purchased; (ix)  to the Company for no value for cancellation in connection with the consummation of the initial Business Combination; or (x) in the event of the Company’s liquidation prior to the completion of the Company’s initial Business Combination; provided, however, that in the case of clauses (i) through (viii), these permitted transferees must enter into a written agreement with the Company agreeing to be bound by the restrictions herein.

8.            The Sponsor, Cowen and each Insider represents and warrants that it, he or she has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked. Each Insider’s biographical information furnished to the Company (including any such information included in the Prospectus) is true and accurate in all respects and does not omit any material information with respect to the Insider’s background. The Sponsor and each Insider’s questionnaire furnished to the Company is true and accurate in all respects. The Sponsor, Cowen and each Insider represents and warrants that: it, he or she is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction; it, he or she has never been convicted of, or pleaded guilty to, any crime (i) involving fraud, (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and it, he or she is not currently a defendant in any such criminal proceeding.

9.            Except as disclosed in the Prospectus, neither the Sponsor nor any Insider nor any affiliate of the Sponsor or any Insider, nor any director or officer of the Company, shall receive from the Company any finder’s fee, reimbursement, consulting fee, monies in respect of any repayment of a loan or other compensation prior to, or in connection with any services rendered in order to effectuate the consummation of the Company’s initial Business Combination (regardless of the type of transaction that it is), other than the amounts described in the Prospectus under the heading “Summary – The Offering – Limited Payments to Insiders”.

10.          The Sponsor, Cowen and each Insider has full right and power, without violating any agreement to which it is bound (including, without limitation, any non-competition or non-solicitation agreement with any employer or former employer), to enter into this Letter Agreement and, as applicable, to serve as an officer and/or a director on the board of directors of the Company and hereby consents to being named in the Prospectus as an officer and/or a director of the Company.

4

11.          As used herein, (i) “Business Combination” shall mean a merger, share exchange, asset acquisition, stock purchase, reorganization, recapitalization or other similar business combination, involving the Company and one or more businesses; (ii) “Founder Shares” shall mean the 4,312,500 shares (or 3,750,000 shares if the Underwriters’ option to purchase additional units is not exercised) of Common Stock initially held by the Initial Stockholders (giving effect to the forfeiture by the Initial Stockholders of an aggregate of 1,437,500 shares on November 19, 2018); (iii) “Initial Stockholders” shall mean the Sponsor, Cowen and any other holder of Founder Shares immediately prior to the Public Offering; (iv) “Private Units” shall mean the units that the Sponsor and Cowen have agreed to purchase for an aggregate purchase price of $6,500,000 (or $7,175,000 if the Underwriters’ option to purchase additional units is exercised in full), or $10.00 per unit, in a private placement that shall occur simultaneously with the consummation of the Public Offering; (v) “Public Stockholders” shall mean the holders of securities issued in the Public Offering; (vi) “Trust Account” shall mean the trust fund into which a portion of the net proceeds of the Public Offering shall be deposited; and (vii) “Transfer” shall mean the (a) sale or assignment of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the Commission promulgated thereunder with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b).

12.          This Letter Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Letter Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by the Company, the Sponsor, Cowen and any Insider that is subject of any such change, amendment, modification or waiver.

13.          No party hereto may assign either this Letter Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other parties. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Letter Agreement shall be binding on the Sponsor, Cowen and each Insider and their respective successors, heirs and assigns and permitted transferees.

14.          Nothing in this Letter Agreement shall be construed to confer upon, or give to, any person or corporation other than the parties hereto any right, remedy or claim under or by reason of this Letter Agreement or of any covenant, condition, stipulation, promise or agreement hereof. All covenants, conditions, stipulations, promises and agreements contained in this Letter Agreement shall be for the sole and exclusive benefit of the parties hereto and their successors, heirs, personal representatives and assigns and permitted transferees; provided, however, that the Underwriters shall benefit from the provisions set forth in paragraphs 3 and 7, which such paragraph shall not be amended or modified without the written consent of the Representative.

15.          This Letter Agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

16.          This Letter Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Letter Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Letter Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

17.          This Letter Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parties hereto (i) all agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Letter Agreement shall be brought and enforced in the courts of New York City, in the State of New York, and irrevocably submit to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waive any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

18.          Any notice, consent or request to be given in connection with any of the terms or provisions of this Letter Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or facsimile transmission.

5

19.          This Letter Agreement shall terminate on the earlier of (i) the expiration of the Lock-up Periods or (ii) the liquidation of the Company; provided, however, that this Letter Agreement shall earlier terminate in the event that the Public Offering is not consummated and closed by March 31, 2019; provided further that paragraph 4 of this Letter Agreement shall survive such liquidation.

[Signature Page Follows]

6

Sincerely,

Monocle Partners, LLC

By:	/s/ Sai S. Devabhaktuni

Name: Sai S. Devabhaktuni
Title: Manager

COWEN INVESTMENTS II LLC

By:	/s/ Owen Littman

Name: Owen Littman
Title: Authorized Signatory

By:	/s/ Eric J. Zahler

Name: Eric J. Zahler

By:	/s/ Sai S. Devabhaktuni

Name: Sai S. Devabhaktuni

By:	/s/ Richard J. Townsend

Name: Richard J. Townsend

By:	/s/ C. Robert Kehler

Name: C. Robert Kehler

By:	/s/ Donald W. Manvel

Name: Donald W. Manvel

By:	/s/ John C. Pescatore

Name: John C. Pescatore

[Signature Page to Letter Agreement]